UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

OWENS REALTY MORTGAGE, INC.

(Name of Registrant as Specified in Its Charter)

HOVDE CAPITAL ADVISORS LLC

HOVDE CAPITAL LTD
FINANCIAL INSTITUTIONS PARTNERS III LP
OPAL ADVISORS LLC

OPAL CAPITAL PARTNERS LP
ERIC D. HOVDE
STEVEN D. HOVDE
JAMES P. HUA
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FRUSTRATED SHAREHOLDERS OF OWENS REALTY MORTGAGE

ARE YOU FED UP WITH THE MINISCULE RETURNS
OR LOSSES BEING GENERATED FOR YOU BY
ORM AND ITS MANAGEMENT TEAM?

DO YOU THINK THE EXTERNAL MANAGER (OFG)
SHOULD MAKE OVER EIGHT TIMES MORE
THAN YOU AS SHAREHOLDERS?

ARE YOU TIRED OF THE MANAGER (OFG) USING YOUR MONEY AS THEIR OWN PIGGY BANK?

ARE YOU READY FOR A CHANGE?

HELP US FIX ORM—VOTE THE GOLD PROXY CARD

Steven D. Hovde and James P. Hua
Nominees for the Board of Directors at 2018 Annual Meeting of Stockholders, Monday,
July 16, 2018

For More Information: Visit www.FixORM.com or Contact us directly:
Hovde Capital Advisors (203)822-8117
Or call John Glenn Grau, (203)972-9300, ext. 11

Hovde Capital Advisors LLC ("Hovde Capital Advisors LLC"), Hovde Capital Ltd. ("Hovde Capital Ltd."), Financial Institutions Partners III LP ("FIP III LP"), Opal Advisors LLC ("Opal Advisors LLC"), Opal Capital Partners LP ("Opal Capital Partners LP"), Steven D. Hovde, James P. Hua, and Eric D. Hovde (collectively, the “Participants”) have filed a definitive proxy statement and an accompanying GOLD proxy card with the SEC to be used to solicit proxies for the election of its slate of highly-qualified director nominees at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”) of the Company. Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the 2018 Annual Meeting when they become available because they contain important information, including additional information relating to the Participants. These materials and other materials filed by the Shareholder Group in connection with the solicitation of proxies will be available at no charge at the SEC’s website at www.sec.gov.